Exhibit 99.1

FOR IMMEDIATE RELEASE: February 14, 2003 and Thereafter	CONTACT: John N. Nelli, Chief Financial Officer (919) 653-1265 jnelli@tangram.com

Tangram Announces Debt Restructuring

Cary, N.C. — February 14, 2003 — Tangram Enterprise Solutions, Inc. (OTCBB: TESI), a leading provider of IT asset management software and services, today announced the successful restructuring of the terms of its $3 million unsecured revolving line of credit with Safeguard Scientifics, Inc. and its $1.2 million unsecured non-interest bearing Promissory Note to TBBH Investments Europe AG (the successor in interest to Axial Technology Holding AG).

Under the terms of the new agreement, the company has issued to Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard Scientifics, a new $1.35 million unsecured, variable rate Revolving Note and a $650,000 unsecured, variable rate Demand Note. The Revolving Note and the Safeguard Demand Note replace the previously existing $3 million unsecured revolving line of credit provided to the company by Safeguard Scientific, of which $1.3 million was outstanding at the time of replacement. Concurrently, the company has issued to TBBH a $1.2 million unsecured variable rate Demand Note in replacement of the existing $1.2 million unsecured non-interest bearing Promissory Note, of which $500,000 was due on February 13, 2003. Amounts outstanding under the Revolving Note will bear interest at an annual rate equal to the prime rate of PNC Bank, N.A., plus one percent. The company may from time to time borrow, repay and reborrow up to $1.35 million outstanding under the Revolving Note through February 13, 2004, at which time the Revolving Note may be renewed by Safeguard Delaware at its sole discretion. Safeguard Delaware is required to notify the company by November 13, 2003, whether or not Safeguard Delaware will renew the Revolving Note on February 13, 2004. If Safeguard Delaware determines not to renew the Revolving Note, the company will be required to pay all outstanding principal and accrued but unpaid interest by August 13, 2004. Amounts outstanding under both the $1.2 million TBBH Demand Note and the $650,000 Safeguard Demand Note will bear interest at an annual rate equal to the announced prime rate of PNC Bank, N.A., plus one percent. Interest shall accrue only on $500,000 of the principal of the TBBH Demand Note until the first anniversary of the date of the TBBH Demand Note and thereafter shall accrue interest on the entire outstanding principal. All outstanding principal and accrued but unpaid interest on each of the Safeguard Demand Note and the TBBH Demand Note shall be due and payable six months after the date of demand by Safeguard and/or TBBH; provided, however, such demand shall not occur earlier then February 13, 2004. For additional information on these transactions, please consult Tangram’s Current Report on Form 8-K filing, dated February 13, 2003 and available on the company’s website: www.tangram.com or at the Securities and Exchange Commission website, www.sec.gov.

In addition to the debt restructuring, Tangram has taken several major steps to improve its cost position, as discussed in a simultaneous press release covering 2002 earnings.

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TANGRAM ANNOUNCES DEBT RESTRUCTURING Page 2 of 2

About Tangram (www.tangram.com)

Tangram Enterprise Solutions, Inc. is a leading provider of IT asset management solutions for large and midsize organizations across all industries, in both domestic and international markets. Tangram’s core business strategy and operating philosophy center on delivering world-class customer care, creating a more personal and productive IT asset management experience through a phased solution implementation, providing tailored solutions that support evolving customer needs, and maintaining a leading-edge technical position. Today, Tangram’s solutions manage more than 2 million workstations, servers, and other related assets. Tangram is a partner company of Safeguard Scientifics, Inc. (www.safeguard.com) (NYSE: SFE), a technology operating company that creates long-term value by focusing on technology-related asset acquisitions that are developed through superior operations and management. Safeguard acquires and develops companies in three areas: software, business and IT services, and emerging technologies. To learn more about Tangram, visit www.tangram.com, or call 1-800-4TANGRAM.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (statements that are not historical facts and relate to future performance) that involve risks and uncertainties. These forward-looking statements are not guarantees of the future performance of Tangram and actual results may vary materially from the results and expectations discussed in this press release or in any other forward-looking statements made by or on behalf of the company. Such forward looking statements, including statements about expense control, product revenue opportunities, and growth and profitability expectations, are based upon information available to management as of today’s date. There can be no assurance that Tangram will be able to succeed or capitalize upon the opportunities in the asset management market. Tangram’s quarterly and annual revenues and operating results are subject to a number of factors that make estimating its future operating results extremely uncertain and difficult to predict, particularly in the current downturn in technology spending. These factors include: uncertain economic and stock market conditions that could affect the company’s business; unanticipated discovery of bugs or other technical problems that could impact market acceptance of Enterprise Insight or Asset Insight; competitive forces in the asset management markets in which Tangram participates; Tangram’s reliance on key personnel to guide its efforts; and other risks identified and described in more detail in Tangram’s SEC filings, including its Form 10-K for the year ended December 31, 2001 and subsequent filings with the SEC. While Tangram may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if estimates change.